UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 23, 2009

OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      REGULATION FD DISCLOSURE

OSI Restaurant Partners, LLC (the “Company”) today announced that it has accepted for purchase approximately $240,000,000 in principal amount of its outstanding 10% Senior Notes due June 15, 2015 issued by the Company and OSI Co-Issuer, Inc., a wholly owned subsidiary of the Company, which were validly tendered pursuant to its previously announced cash tender offer for such senior notes. The aggregate consideration to be paid by the Company for the senior notes accepted for purchase, excluding accrued interest, is approximately $73,000,000.  The press release announcing the closing of the tender offer is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The Company’s portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse and Wine Bar, Roy’s and Cheeseburger in Paradise restaurants.  The Company’s restaurant system operates in 49 states and 20 countries internationally.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release, dated March 23, 2009, announcing the closing of the tender offer for the 10% Senior Notes due 2015 issued by the Company and OSI Co-Issuer, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: March 23, 2009	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer